HSBC USA INC.
Reverse Convertible Notes
Reverse Convertible Notes linked to the common stock of JPMorgan Chase & Co.
Reverse Convertible Notes linked to the common stock of T. Rowe Price Group, Inc.
Reverse Convertible Notes linked to the common stock of The Goldman Sachs Group, Inc.

Filed Pursuant to Rule 433
Registration No. 333-158385
October 2, 2009
FREE WRITING PROSPECTUS
(To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
and Product Supplement dated April 9, 2009)

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction. This debt is not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.
Terms used in this free writing prospectus are described or defined in the accompanying product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the accompanying product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.
This free writing prospectus relates to three different offerings of notes, each linked to the performance of a specific corporation’s common stock (each common stock, a “Reference Asset”). Each of the three offerings of notes is linked to a different common stock and each of the three notes has a different interest rate, initial price, barrier price and physical delivery amount, each to be determined on the initial valuation date. The performance of each offering of notes does not depend on the performance of any other offering of notes.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the relevant reference asset as described below. Although the offering relates to the relevant reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such reference asset or as to the suitability of an investment in the related notes.  The following key terms relate to these notes offerings:

•     Principal Amount: $1,000 per note
•     Issuer: HSBC USA Inc. (“HSBC”)
•     Issuer Rating: AA- (S&P), A1 (Moody’s), AA (Fitch)*
•     Reference Asset: The common stock of the relevant reference asset issuer
•     Initial Public Offering Price: $1,000 per note (100%)
•     Pricing Date: October 26, 2009
•     Initial Valuation Date: October 26, 2009
•     Issue Date: October 29, 2009
•     Final Valuation Date: April 26, 2010
•    Observation Period: The period beginning on, and including, the initial valuation date and ending on, and including, the final valuation date.
•    Initial Price: The market price (as described on PS-8 of the accompanying Product Supplement) of the reference asset on the initial valuation date.
•     Barrier Price: The product of the barrier level of the relevant reference asset multiplied by its respective initial price.
•     Final Price: The market price of the respective reference asset on the final valuation date.
•     Interest Payment Dates: Monthly, on the 29th day of each month, beginning on November 29, 2009, to, and including, the maturity date.  If any interest payment date falls on a day that is not a business day then any payment required to be made on such interest payment date will instead be made on the next succeeding business day; provided, however, that the final interest payment will be made with the payment at maturity.

•     Payment At Maturity: At maturity for each note you hold, you will receive any accrued and unpaid interest in addition to either (a) the physical delivery amount or (b) the $1,000 principal amount.  You will receive the physical delivery amount if both of the following are true: (a) on any day between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the relevant reference asset is below the relevant barrier price and (b) the final price of the relevant reference asset is lower than the initial price of such reference asset. You will receive the $1,000 principal amount at maturity if, and only if, either of the following is true: (a) on any day between the initial valuation date and the final valuation date, inclusive, the market price of the relevant reference asset never falls below the relevant barrier price or (b) the final price of the relevant reference asset is equal to or greater than the initial price of such reference asset.
•     Listing: The notes will not be listed on any U.S. securities exchange or quotation system.
•     Agent’s Discount per Note: These securities are being sold to advisory accounts, and therefore neither HSBC Securities (USA) Inc. or any other registered broker dealers will receive any underwriting discounts or commissions in connection with the offering of the securities.
•     Proceeds to HSBC USA Inc. per Note / Total: 100%
•     Form of notes: Book-Entry.

* A credit rating reflects the creditworthiness of HSBC and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The notes themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

These terms relate to three separate notes HSBC is offering.  Each of the three notes is linked to the common stock of a different company, and each of the three notes has a different interest rate, initial price, barrier price and physical delivery amount. The interest rate, initial price, barrier price and physical delivery amount for each note will be set on the initial valuation date.  The performance of each note does not depend on the performance of any other note.

REFERENCE ASSET ISSUER (TICKER)	INTEREST RATE (PER ANNUM)	BARRIER LEVEL	BARRIER PRICE	ISSUE AMOUNT	PHYSICAL DELIVERY AMOUNT (1)	AGENT’S DISCOUNT OR COMMISSION / TOTAL (2)	PROCEEDS TO US / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(2)	MATURITY DATE(3)
JPMORGAN CHASE & CO. (JPM)	10.70%-13.50%	75.00%	TBD	TBD	TBD	TBD	TBD	4042K0A21/	April 26, 2010	April 29, 2010
T. ROWE PRICE GROUP, INC. (TROW)	10.30%-13.10%	75.00%	TBD	TBD	TBD	TBD	TBD	4042K0A39/	April 26, 2010	April 29, 2010
THE GOLDMAN SACHS GROUP, INC. (GS)	10.00%-12.90%	75.00%	TBD	TBD	TBD	TBD	TBD	4042K0A47/	April 26, 2010	April 29, 2010

 (1)  The physical delivery amount will be determined by the calculation agent on the initial valuation date by dividing the principal amount of each note by the initial price of the reference asset.  Subject to adjustment by the calculation agent in the event of certain corporate events relating to the reference asset issuer as described in “VALUATION OF THE NOTES – Adjustments” on PS-11 of the Product Supplement.
 (2)  The final valuation date is subject to adjustment as described in the accompanying product supplement.
 (3)  Expected. The maturity date will be 3 business days after the final valuation date and is subject to adjustment as described in the accompanying product supplement.

See “Risk Factors” in this free writing prospectus beginning on page FWP-3, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors.  We may use this free writing prospectus in the initial sale of securities.  In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement related to this free writing prospectus in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement related to this free writing prospectus is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-11 of this free writing prospectus.

HSBC SECURITIES (USA) INC. October 2, 2009

General Terms

This free writing prospectus relates to three separate note offerings, each linked to a different reference asset identified on the cover page.  The purchaser of a note will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single reference asset.   We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although each offering of notes relates to a reference asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such reference asset or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, and the product supplement dated April 9, 2009.  If the terms of the notes offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-3 of this free writing prospectus, page PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.  As used herein, references to the “issuer,” “HSBC,” “we,” “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and a product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement, and the product supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement at www.sec.gov/Archives/edgar/data/83246/000114420409019790/v145830_424b2.htm
•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the notes.  You may revoke your offer to purchase the notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance.  In the event of any material changes to the terms of the notes, we will notify you.

Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the relevant reference asset between the initial valuation date and the final valuation date, inclusive. At maturity for each note you hold, you will receive any accrued and unpaid interest in addition to either (a) the physical delivery amount or (b) the $1,000 principal amount.  You will receive the physical delivery amount if both of the following are true: (a) on any day between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the relevant reference asset is below the relevant barrier price and (b) the final price of the relevant reference asset is lower than the initial price of such reference asset. You will receive the $1,000 principal amount at maturity if, and only if, either of the following is true: (a) on any day between the initial valuation date and the final valuation date, inclusive, the market price of the relevant reference asset never falls below the relevant barrier price or (b)  the final price of the relevant reference asset is equal to or greater than the initial price of such reference asset.  If you receive the physical delivery amount at maturity, the market value of the shares of the relevant reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC, we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the relevant final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the relevant physical delivery amount in the event the conditions described above occur.

As described in the accompanying product supplement, on any scheduled trading day on which the value of the relevant reference asset must be calculated by the calculation agent, the market price of the relevant reference asset will be the relevant official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange.  If the relevant reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the relevant reference asset on any scheduled trading day will be the average, as determined by the calculation agent, in its sole discretion, of the bid prices for the relevant reference  asset obtained from as many dealers in the relevant reference asset selected by the calculation agent as will make those bid prices available to the calculation agent.  The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the relevant reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the relevant reference asset; provided that if a market disruption event exists with respect to the final valuation date on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent, in its sole discretion, shall determine the relevant final price on such date. The term “market disruption event” is described and defined in the accompanying product supplement.

In the event that the final valuation date is postponed or extended and the maturity date is postponed or extended as described under “Specific Terms of the Notes – Maturity Date and Final Valuation Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the relevant reference asset, you will receive a number of shares referred to as the “physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the relevant reference asset. The physical delivery amount, the initial price of the relevant reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate within the range specified on the front cover of this free writing prospectus (the actual interest rates will be determined on the initial valuation date), and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus.  Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see “Description of the Notes – Fixed Rate Notes” in the prospectus supplement.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the notes.

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Trustee

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture will have substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Risk Factors

An investment in the notes involves significant risks. Some of the risks that apply to the notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the notes generally in the accompanying product supplement, prospectus supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”; and

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset.”

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less than, and possibly lose all of, the amount you invest.  You will lose some or all of your principal if both of the following are true: (a) on any day between the initial valuation date and the final valuation date, inclusive, the market price of the relevant reference asset is below the relevant barrier price and (b) the final price of the relevant reference asset is lower than the initial price of such reference asset. You will receive the $1,000 principal amount at maturity if, and only if, either of the following is true: (a) on any day between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the relevant barrier price or (b) the final price of the relevant reference asset is equal to or greater than the initial price of such reference asset. If you receive the physical delivery amount at maturity, the market value of the shares of the relevant reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of any reference asset on the final valuation date.

You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the relevant reference asset. If the final price of the relevant reference asset is greater than the initial price of such reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset relevant to your notes.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any principal protection at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” beginning on page FWP-4 of this free writing prospectus and “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

The notes are not insured by any governmental agency of the United States or any other jurisdiction.

The notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the notes. This debt is not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

The payment you receive at maturity is linked to the performance of the common stock of a single company.

The price of a reference asset can rise or fall sharply due to factors specific to that reference asset and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economics and political conditions.

The notes will not be listed on any securities exchanges or quotation system.

The notes will not be listed on any securities exchanges or quotation system. One of HSBC’s affiliates may offer to purchase the notes in the secondary market but is not required to do so and may cease any such market making activity at any time. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which one of HSBC’s affiliates is willing to buy the notes, if at all, and you may, therefore, have to sell your notes at a significant discount. Investors must therefore be willing to hold the notes to maturity.

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There is a potential conflict of interest between the issuer and you, as a holder of the notes.

We and our affiliates may engage in business with the reference asset issuers, which may present a conflict between the obligations of the issuer and you, as a holder of the notes. The calculation agent, who may be us or an affiliate, will determine the payment at maturity base on the final price.  The calculation agent can postpone the determination of the final price of the relevant reference asset or the maturity date if a market disruption event occurs and is continuing on the final valuation date.

There is limited anti-dilution protection.

The calculation agent will adjust the final price, for certain events affecting the shares of the relevant reference asset, such as stock splits and corporate actions which may affect the payment at maturity. The calculation agent is not required to make an adjustment for every corporate action which affects the shares of the relevant reference asset. If an event occurs that does not require the calculation agent to adjust the amount of the shares of the relevant reference asset, the market price of the relevant notes and the payment at maturity may be materially and adversely affected. See the “Adjustments” section on page PS-11 of the accompanying product supplement.

In some circumstances, the payment you receive on the notes may be based on the common stock of another company and not the reference asset.

Following certain corporate events relating to the respective reference asset issuer where such issuer is not the surviving entity, the amount of cash or stock you receive at maturity may be based on the common stock of a successor to the respective reference asset issuer or any cash or any other assets distributed to holders of the reference asset in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. For more information, see “Specific terms of the Notes – Merger Event and Tender Offer” beginning on page PS-10 of the accompanying product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity you will receive an amount in cash equal to your principal amount unless the final price of the reference asset is below the barrier price (as such barrier price may be adjusted by the calculation agent upon occurrence of one or more such events).

As a holder of the notes, you will not have any ownership interest or rights in the reference asset.

As a holder of the notes, you will not have any ownership interest or rights in the reference asset, such as voting rights, dividend payments or other distributions. In addition, the reference asset issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the reference asset and the notes.

We are not affiliated with any of the reference asset issuers.

We are not affiliated with any of the reference asset issuers.  We assume no responsibility for, and make no representation regarding, the adequacy or completeness of the information about the reference assets contained in this free writing prospectus. You should make your own investigation into the relevant reference asset and its reference asset issuer.  We are not responsible for the reference asset issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

We and our affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the notes. Any such research, opinions or recommendations could affect the reference asset to which the notes are linked or the value of the notes.

We, our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. We, our affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the notes. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time and without notice. Investors should make their own independent investigation of the merits of investing in the notes which are linked to the reference asset.

Certain U.S. Federal Income Tax Considerations

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the product supplement and “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement.  Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. In the opinion of Sidley Austin llp, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes.  Under one reasonable approach, each note should be treated for U.S. federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the relevant reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option, and a deposit with us of cash in an amount equal to the principal amount of the note (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” We intend to treat the notes consistent with this approach.  However, other reasonable approaches are possible.  Pursuant to the terms of the notes, you agree to treat each note as a Deposit and a Put Option with respect to the relevant reference asset for all U.S. federal income tax purposes.  We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes.  Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations relevant to short-term debt instruments.

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” (1) for purposes of dividing the [  ] percent per annum interest rate on the notes linked to the common stock of JPMorgan Chase & Co. among interest on the Deposit and Put Premium, [  ] percent constitutes interest on the Deposit and [  ] percent constitutes Put Premium and (2) for purposes of dividing the [  ] percent per annum interest rate on the notes linked to the common stock of T. Rowe Price Group, Inc. among interest on the Deposit and Put Premium, [  ] percent constitutes interest on the Deposit and [  ] percent constitutes Put Premium; and (3) for purposes of dividing the [  ] percent per annum interest rate on the notes linked to the common stock of The Goldman Sachs Group, Inc. among interest on the Deposit and Put Premium, [  ] percent constitutes interest on the Deposit and [  ] percent constitutes Put Premium.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ.  We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

We will not attempt to ascertain whether any reference asset issuer would be treated as a United States real property holding corporation (“USRPHC”), as defined for U.S. federal income tax purposes. If a reference asset issuer were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC by the relevant reference asset issuer and consult your tax advisor regarding the possible consequences to you if the relevant reference asset issuer is or becomes a USRPHC.

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Reference Asset Issuer and Reference Asset Information

All information on the reference assets and the reference asset issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the reference asset below.  In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100F Street, N.E., Room 1580, Washington, D.C. 20549.  Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.  We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section “Information Regarding the Reference Asset and the Reference Asset Issuer” in the accompanying product supplement.

Historical Performance of JPMorgan Chase & Co.

The graph below illustrates the performance of JPMorgan Chase & Co.’s common stock from January 4, 1999 through September 30, 2009, based on information from Bloomberg. The market price of the reference asset on September 30, 2009 was $43.82. The dotted line represents the barrier price, equal to 75% of the market price of the reference asset on September 30, 2009. Past performance of the reference asset is not indicative of the future performance of the reference asset.

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JPMORGAN CHASE & CO. (JPM)

Description of JPMorgan Chase & Co.

JPMorgan Chase & Co. has stated in its filings with the SEC that it is a global financial services firm. It provides investment banking and financial services for consumers and businesses.

Historical Performance of JPM

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the primary exchange, of the reference asset for each quarter in the period from January 2, 2006 through September 30, 2009. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the reference asset should not be taken as an indication of future performance of the reference asset.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2006	42.42	37.88	41.64
June 30, 2006	46.80	39.34	42.00
September 29, 2006	47.49	40.40	46.96
December 29, 2006	49.00	45.51	48.30
March 30, 2007	51.95	45.91	48.38
June 29, 2007	53.25	47.70	48.45
September 28, 2007	50.48	42.18	45.82
December 31, 2007	48.02	40.15	43.65
March 31, 2008	49.28	36.02	42.95
June 30, 2008	49.75	33.96	34.31
September 30, 2008	48.35	29.25	46.70
December 31, 2008	50.50	19.69	31.53
March 31, 2009	31.64	14.96	26.58
June 30, 2009	38.94	25.32	34.11
September 30, 2009	46.50	31.59	43.82

Hypothetical Examples

The following table illustrates the hypothetical returns you would have earned from (i) a $1,000 investment in the notes compared to (ii) a direct investment in the reference asset (prior to the deduction of any applicable brokerage fees or charges).  The following is a general description of how the hypothetical returns in the table were determined:

•
If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash);

•
If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive $1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or

•
If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive $1,000 at maturity.

The table of hypothetical returns is provided for illustrative purposes only and is hypothetical. The table does not purport to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference asset on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

The following table demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place.

Reference Asset:	JPM Common Stock
Initial Price:	$43.82[1]
Barrier Price:	$32.865[2]
Interest Rate:	12.10 percent per annum[3]
Physical Delivery Amount:	22.82063 (fractional shares paid in cash)[4]
Term of Notes:	6 months
1 The market price of the reference asset as of September 30, 2009.  The actual initial price will be determined on the initial valuation date.
2 The hypothetical initial price multiplied by 75%.  The actual  barrier price will be determined on the initial valuation date.
3  12.10% represents the midpoint of the range of 10.70% - 13.50%.  The actual interest rate will be determined on the initial valuation date.
4  The physical delivery amount represents the principal amount of $1,000 divided by the hypothetical initial price. The actual physical delivery amount will be determined on the initial valuation date.

Table of Hypothetical Returns

HYPOTHETICAL FINAL PRICE (% CHANGE FROM INITIAL PRICE)		HYPOTHETICAL LOWEST CLOSING PRICE OF THE REFERENCE ASSET DURING THE OBSERVATION PERIOD	PAYMENT AT MATURITY	TOTAL CASH VALUE OF PAYMENT AT MATURITY AND COMBINED COUPON PAYMENTS*
$87.64	100%	$43.82	$1,000.00	$1,060.50
$78.88	80%	$35.06	$1,000.00	$1,060.50
$70.11	60%	$43.82	$1,000.00	$1,060.50
$61.35	40%	$32.87	$1,000.00	$1,060.50
$56.97	30%	$26.29	$1,000.00	$1,060.50
$52.58	20%	$43.82	$1,000.00	$1,060.50
$48.20	10%	$30.67	$1,000.00	$1,060.50
$43.82	0%	$32.87	$1,000.00	$1,060.50
$39.44	-10%	$35.06	$1,000.00	$1,060.50
		$30.67	22 Shares of the reference asset**	$960.50
$35.06	-20%	$30.67	22 Shares of the reference asset**	$860.50
		$35.06	$1,000.00	$1,060.50
$32.87	-25%	$32.87	$1,000.00	$1,060.50
		$30.67	22 Shares of the reference asset**	$810.50
$30.67	-30%	$26.29	22 Shares of the reference asset**	$760.50
$26.29	-40%	$17.53	22 Shares of the reference asset**	$660.50
$17.53	-60%	$17.53	22 Shares of the reference asset**	$460.50
$8.76	-80%	$8.76	22 Shares of the reference asset**	$260.50
$0.00	-100%	$0.00	22 Shares of the reference asset**	$60.50

* Note that your return on the notes will reflect the aggregate interest payments made to you and the payment at maturity, which will be either shares of the reference asset (or, at our election, the cash value thereof) or the principal amount of your note in cash, as applicable.
**You will also receive the cash value of 0.82063 shares of the reference asset as of the final valuation date.

FWP-6

Historical Performance of T. Rowe Price Group, Inc.

The graph below illustrates the performance of T. Rowe Price Group, Inc.’s common stock from January 4, 1999 through September 30, 2009, based on information from Bloomberg. The market price of the reference asset on September 30, 2009 was $45.70. The dotted line represents the barrier price, equal to 75% of the market price of the reference asset on September 30, 2009. Past performance of the reference asset is not indicative of the future performance of the reference asset.

FWP-7

T. ROWE PRICE GROUP, INC. (TROW)

Description of T. Rowe Price Group, Inc.

T. Rowe Price Group, Inc. has stated in its filings with the SEC that it is a financial services holding company that derives its consolidated revenues and net income primarily from investment advisory services that its subsidiaries provide to individual and institutional investors in the sponsored T. Rowe Price mutual funds and other investment portfolios.

Historical Performance of TROW

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the primary exchange, of the reference asset for each quarter in the period from January 2, 2006 through September 30, 2009. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the reference asset should not be taken as an indication of future performance of the reference asset.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2006	39.91	35.56	39.11
June 30, 2006	43.62	35.45	37.81
September 29, 2006	48.08	34.87	47.85
December 29, 2006	48.50	42.53	43.77
March 30, 2007	50.30	44.59	47.19
June 29, 2007	55.21	46.82	51.89
September 28, 2007	57.44	45.27	55.69
December 31, 2007	65.45	53.46	60.88
March 31, 2008	60.40	43.00	50.00
June 30, 2008	63.69	49.96	56.47
September 30, 2008	70.20	46.22	53.71
December 31, 2008	58.00	24.27	35.44
March 31, 2009	37.77	20.09	28.86
June 30, 2009	44.90	27.47	41.67
September 30, 2009	49.15	36.67	45.70

Hypothetical Examples

The following table illustrates the hypothetical returns you would have earned from (i) a $1,000 investment in the notes compared to (ii) a direct investment in the reference asset (prior to the deduction of any applicable brokerage fees or charges).  The following is a general description of how the hypothetical returns in the table were determined:

•
If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash);

•
If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive $1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or

•
If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive $1,000 at maturity.

The table of hypothetical returns is provided for illustrative purposes only and is hypothetical. The table does not purport to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference asset on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

The following table demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place.

Reference Asset:	TROW Common Stock
Initial Price:	$45.70[1]
Barrier Price:	$34.275[2]
Interest Rate:	11.70 percent per annum[3]
Physical Delivery Amount:	21.88184 (fractional shares paid in cash)[4]
Term of Notes:	6 months
1 The market price of the reference asset as of September 30, 2009.  The actual initial price will be determined on the initial valuation date.
2 The hypothetical initial price multiplied by 75%.  The actual  barrier price will be determined on the initial valuation date.
3  11.70% represents the midpoint of the range of 10.30%-13.10%.  The actual interest rate will be determined on the initial valuation date.
4  The physical delivery amount represents the principal amount of $1,000 divided by the hypothetical initial price. The actual physical delivery amount will be determined on the initial valuation date.

Table of Hypothetical Returns

HYPOTHETICAL FINAL PRICE (% CHANGE FROM INITIAL PRICE)		HYPOTHETICAL LOWEST CLOSING PRICE OF THE REFERENCE ASSET DURING THE OBSERVATION PERIOD	PAYMENT AT MATURITY	TOTAL CASH VALUE OF PAYMENT AT MATURITY AND COMBINED COUPON PAYMENTS*
$91.40	100%	$45.70	$1,000.00	$1,058.50
$82.26	80%	$36.56	$1,000.00	$1,058.50
$73.12	60%	$45.70	$1,000.00	$1,058.50
$63.98	40%	$34.28	$1,000.00	$1,058.50
$59.41	30%	$27.42	$1,000.00	$1,058.50
$54.84	20%	$45.70	$1,000.00	$1,058.50
$50.27	10%	$31.99	$1,000.00	$1,058.50
$45.70	0%	$34.28	$1,000.00	$1,058.50
$41.13	-10%	$36.56	$1,000.00	$1,058.50
		$31.99	21 Shares of the reference asset**	$958.50
$36.56	-20%	$31.99	21 Shares of the reference asset**	$858.50
		$36.56	$1,000.00	$1,058.50
$34.28	-25%	$34.28	$1,000.00	$1,058.50
		$31.99	21 Shares of the reference asset**	$808.50
$31.99	-30%	$27.42	21 Shares of the reference asset**	$758.50
$27.42	-40%	$18.28	21 Shares of the reference asset**	$658.50
$18.28	-60%	$18.28	21 Shares of the reference asset**	$458.50
$9.14	-80%	$9.14	21 Shares of the reference asset**	$258.50
$0.00	-100%	$0.00	21 Shares of the reference asset**	$58.50

* Note that your return on the notes will reflect the aggregate interest payments made to you and the payment at maturity, which will be either shares of the reference asset (or, at our election, the cash value thereof) or the principal amount of your note in cash, as applicable.
**You will also receive the cash value of 0.88184 shares of the reference asset as of the final valuation date.
FWP-8

Historical Performance of The Goldman Sachs Group, Inc.

The graph below illustrates the performance of The Goldman Sachs Group, Inc.’s common stock from January 4, 1999 through September 30, 2009, based on information from Bloomberg. The market price of the reference asset on September 30, 2009 was $184.35. The dotted line represents the barrier price, equal to 75% of the market price of the reference asset on September 30, 2009. Past performance of the reference asset is not indicative of the future performance of the reference asset.

FWP-9

THE GOLDMAN SACHS GROUP, INC. (GS)

Description of The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. has stated in its filings with the SEC that it is a global investment banking, securities and investment management firm. It provides financial services to a client base that includes corporations, financial institutions, governments and high-net-worth individuals.

Historical Performance of GS

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the primary exchange, of the reference asset for each quarter in the period from January 2, 2006 through September 30, 2009. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the reference asset should not be taken as an indication of future performance of the reference asset.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2006	159.62	124.25	156.96
June 30, 2006	169.31	136.90	150.43
September 29, 2006	171.15	139.00	169.17
December 29, 2006	206.39	168.51	199.35
March 30, 2007	222.75	189.85	206.63
June 29, 2007	233.94	203.29	216.75
September 28, 2007	225.76	157.38	216.74
December 31, 2007	250.70	197.10	215.05
March 31, 2008	215.05	140.27	165.39
June 30, 2008	203.30	161.22	174.90
September 30, 2008	190.00	86.85	128.00
December 31, 2008	142.00	47.44	84.39
March 31, 2009	115.64	59.13	106.02
June 30, 2009	151.17	103.95	147.44
September 30, 2009	188.00	135.24	184.35

Hypothetical Examples

The following table illustrates the hypothetical returns you would have earned from (i) a $1,000 investment in the notes compared to (ii) a direct investment in the reference asset (prior to the deduction of any applicable brokerage fees or charges).  The following is a general description of how the hypothetical returns in the table were determined:

•
If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash);

•
If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive $1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or

•
If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive $1,000 at maturity.

The table of hypothetical returns is provided for illustrative purposes only and is hypothetical. The table does not purport to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference asset on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

The following table demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place.

Reference Asset:	GS Common Stock
Initial Price:	$184.35[1]
Barrier Price:	$138.263[2]
Interest Rate:	11.45 percent per annum[3]
Physical Delivery Amount:	5.42446 (fractional shares paid in cash)[4]
Term of Notes:	6 months
1 The market price of the reference asset as of September 30, 2009.  The actual initial price will be determined on the initial valuation date.
2 The hypothetical initial price multiplied by 75%.  The actual  barrier price will be determined on the initial valuation date.
3  11.45% represents the midpoint of the range of 10.00%-12.90%.  The actual interest rate will be determined on the initial valuation date.
4  The physical delivery amount represents the principal amount of $1,000 divided by the hypothetical initial price. The actual physical delivery amount will be determined on the initial valuation date.

Table of Hypothetical Returns

HYPOTHETICAL FINAL PRICE (% CHANGE FROM INITIAL PRICE)		HYPOTHETICAL LOWEST CLOSING PRICE OF THE REFERENCE ASSET DURING THE OBSERVATION PERIOD	PAYMENT AT MATURITY	TOTAL CASH VALUE OF PAYMENT AT MATURITY AND COMBINED COUPON PAYMENTS*
$368.70	100%	$184.35	$1,000.00	$1,057.25
$331.83	80%	$147.48	$1,000.00	$1,057.25
$294.96	60%	$184.35	$1,000.00	$1,057.25
$258.09	40%	$138.27	$1,000.00	$1,057.25
$239.66	30%	$110.61	$1,000.00	$1,057.25
$221.22	20%	$184.35	$1,000.00	$1,057.25
$202.79	10%	$129.05	$1,000.00	$1,057.25
$184.35	0%	$138.27	$1,000.00	$1,057.25
$165.92	-10%	$147.48	$1,000.00	$1,057.25
		$129.05	5 Shares of the reference asset**	$957.25
$147.48	-20%	$129.05	5 Shares of the reference asset**	$857.25
		$147.48	$1,000.00	$1,057.25
$138.27	-25%	$138.27	$1,000.00	$1,057.25
		$129.05	5 Shares of the reference asset**	$807.25
$129.05	-30%	$110.61	5 Shares of the reference asset**	$757.25
$110.61	-40%	$73.74	5 Shares of the reference asset**	$657.25
$73.74	-60%	$73.75	5 Shares of the reference asset**	$457.25
$36.87	-80%	$36.87	5 Shares of the reference asset**	$257.25
$0.00	-100%	$0.00	5 Shares of the reference asset**	$57.25

* Note that your return on the notes will reflect the aggregate interest payments made to you and the payment at maturity, which will be either shares of the reference asset (or, at our election, the cash value thereof) or the principal amount of your note in cash, as applicable.
**You will also receive the cash value of 0.42446 shares of the reference asset as of the final valuation date.

FWP-10

Events of Default and Acceleration

If the notes have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the notes, the calculation agent will determine (i) the accelerated payment at maturity due and payable in the same general manner as described in “Payment of Maturity” in this free writing prospectus and (ii) any accrued but unpaid interest payable based upon the interest rate per annum.  In such a case, the scheduled trading day preceding the date of acceleration will be used as the final valuation date for purposes of determining whether the final price is less than the barrier price.  If a market disruption event exists with respect to the relevant reference asset on that scheduled trading day, then the accelerated final valuation date will be postponed for up to five scheduled trading days (in the same general manner used for postponing the originally scheduled final valuation date).  The accelerated maturity date will be the third business day following the accelerated final valuation date.

If the notes have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the notes.  For more information, see “Description of Debt Securities — Events of Default” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker dealers or will offer the securities directly to investors.  These securities are being sold to advisory accounts, and therefore neither HSBC Securities (USA) Inc. or any other registered broker dealers will receive any underwriting discounts or commissions in connection with the offering of the securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.

FWP-11

You should only rely on the information contained in this free writing prospectus, the accompanying prospectus supplement, product supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying prospectus supplement, product supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, the accompanying prospectus supplement, product supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Reverse Convertible Notes linked
to the common stock of JPMorgan
Chase & Co.

$   Reverse Convertible Notes linked
to the common stock of T. Rowe Price
Group, Inc.

$   Reverse Convertible Notes linked
to the common stock of The Goldman
Sachs Group, Inc.

October 2, 2009

 FREE WRITING
PROSPECTUS

TABLE OF CONTENTS
Free Writing Prospectus
General Terms	2
Risk Factors	3
Certain U.S. Federal Income Tax Considerations	4
Reference Asset Issuer and Reference Asset Information	5
JPMORGAN CHASE & CO. (JPM)	6
T. ROWE PRICE GROUP, INC. (TROW)	8
THE GOLDMAN SACHS GROUP, INC. (GS)	10
Events of Default and Acceleration	11
Supplemental Plan of Distribution (Conflicts of Interest)	11
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations
Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59

FWP-12